EXHIBIT 99.1

FOR RELEASE MONDAY MARCH 6, 2006 - 8:55 AM ET

         SURGE GLOBAL ENERGY ENTERS INTO FARMOUT AGREEMENT FOR OIL & GAS
                         EXPLORATION IN ALBERTA, CANADA

Potential of Five Million Barrels of Light Oil In Place Located in the Keg River
         Formation, in the Kitty Area of North Central Alberta, Canada

         Surge Global Energy to Earn 60 to 100 percent Working Interest

San Diego, California - March 6, 2006 - Surge Global Energy, Inc. (OTC BB:SRGG), an oil and gas exploration and development company, today announced that it has entered into a Farmout Agreement with Kelso Energy (TSX-V:KEL) for oil and gas exploration of two and a half sections in the Keg River Formation, also known as the `Granite Wash,' in the Kitty area of North Central Alberta, Canada. Volumetric calculations of the Farmout Lands show potential original light oil in place of approximately five million barrels with large recovery factors expected to be in excess of 25% as is the norm for this field. Upon the completion of its Farmee commitments, Surge will earn from 60 to 100 percent working interest in oil and gas produced from the Farmout Lands.

"This is a strategic milestone for Surge Global Energy as we continue to grow our portfolio of oil and gas properties," said David Perez, Chairman and Chief Executive Officer of Surge Global Energy. "In today's geopolitical environment, there is a need for exploring and developing oil and gas resources from regions that can help provide a more reliable energy supply. As such, and following Surge's investment in the Sawn Lake Oil Sands development, we are continuing to focus on opportunities in Alberta, Canada."

Per the Farmout agreement, by April 30, 2006, Surge is required to either commence a program of 3D seismic or commit to the drilling of a Test Well by December 15, 2006. Upon drilling of the Test Well, Surge will earn working interest in the Farmout Lands per the following terms:

      - Before payout, Surge shall earn 100 percent of the Farmor's Interest in that portion of the Farmout Lands comprising the Test Well spacing unit, subject to a gross overriding royalty of 1/150 (5-15 percent) on oil, 15 percent on natural gas, and 15 percent on other petroleum substances.

      - At payout, Kelso Energy (the Farmor) has the option to either remain in the gross overriding position or to convert to an undivided 40 percent working interest.

      - Surge also shall earn 60 percent of Farmor's Interest in the balance of the Farmout Lands other than the spacing unit for the Test Well.

Following the completion of the Test Well, Surge can elect to drill an Option Well and earn interest in the Option Lands, per the same terms outlined above.

About Surge Global Energy, Inc.

Surge Global Energy, Inc. global headquarters are located in San Diego, California and its subsidiary Signet Energy, Inc, offices are located in Calgary, Canada. Lead by a strong management team of industry veterans in the heavy oil and gas exploitation, the company is now positioned through its subsidiary to develop oil sands leases in the Sawn Lake area of Alberta, Canada (Western Canadian Sedimentary Basin). Surge also holds a working interest in the Santa Rosa Dome project in Mendoza province of Argentina. For more information on the company please visit www.SurgeGlobalEnergy.com.

Contacts for media and investors:
West Coast
Benoit Rungeard
Coltrin & Associates (for Surge Global Energy)
650-373-2005
benoit_rungeard@coltrin.com

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East Coast
Eric Anderson
Coltrin & Associates (for Surge Global Energy)
212-221-1616
eric_anderson@coltrin.com

Forward Looking Statement

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the statements regarding the Company's expectations, hopes or intentions regarding the future, including, but not limited to, general economic conditions, market and business conditions; potential production and industry capacity and estimates. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Those risks and uncertainties include the possibility the Company will not determine it is feasible to drill in the Farmout Lands or that if the Company does drill, it will not discover natural gas in the quantities the Company currently anticipates. Other risks and uncertainties of the Company's business could cause actual results to differ and are discussed under the heading "Risk Factors" and in other sections of the Company's SB-2 filed with the SEC on December 30, 2005, the Company's Form 10-K for the 2004 fiscal year and in the Company's other periodic reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statements.